Exhibit 99.1

                          CONTACT:  Checkpoint Systems, Inc.
                                    Jeffrey A. Reinhold
                                    Chief Financial Officer
                                    (609) 848-1800

                                    Investor Relations:
                                    Donna Stein, Cindy Reid, Valerie Carmello
                                    Morgan-Walke Associates, Inc.
                                    (212) 850-5600

                                    Press Contacts:
                                    Jeff Siegel/Claudia Moscarella
                                    Morgan-Walke Associates, Inc.
                                    (212) 850-5600


         CHECKPOINT SYSTEMS ANNOUNCES STOCK REPURCHASE PROGRAM

THOROFARE, NJ, October 26, 1998 - Checkpoint Systems, Inc. (NYSE:CKP) today announced that its Board of Directors has authorized up to $20 million to repurchase additionaloutstanding Common Shares. The timing of repurchases and number of shares actually purchased will depend on a variety of factors including price and other market conditions. This authorization follows the completion of the April, 1997 authorization to purchase up to 10% of the outstanding Common Shares of the Company's stock. Checkpoint currently has approximately 32.0 million basic shares outstanding.

Kevin P. Dowd, President and Chief Executive Officer, commented, "Our decision to continue our stock repurchase demonstrates confidence in the value of our business, as well as representing an excellent long-term investment for Checkpoint."

Checkpoint Systems, Inc., located in Thorofare, New Jersey, is a leading provider of integrated security solutions to retailers. More than 350,000 Checkpoint RF EAS systems are installed worldwide. Checkpoint Systems, Inc.'s website is located at www.checkpointsystems.com.

Safe Harbor Statement
This presentation may include information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Security and Exchange Commission filings.

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